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                                                                    Exhibit 21.1

                        Subsidiaries of Platinum Holdings

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                                                                JURISDICTION OF
SUBSIDIARY                                                       INCORPORATION
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
Platinum Underwriters Bermuda, Ltd..........................    Bermuda
(100% owned by Platinum Holdings)

Platinum Regency Holdings...................................    Ireland
(100% owned by Platinum Holdings)

Platinum Underwriters Finance, Inc..........................    Delaware
(100% owned by Platinum Regency Holdings)

Platinum Underwriters Reinsurance, Inc......................    Maryland
(100% owned by Platinum Underwriters Finance, Inc.)

Platinum Administrative Services, Inc.......................    Delaware
(100% owned by Platinum Underwriters Finance, Inc.)

Platinum Re (UK) Limited....................................    United Kingdom
(100% owned by Platinum Regency Holdings)

Platinum UK Services Company Limited........................    United Kingdom
(100% owned by Platinum Underwriters Bermuda, Ltd.)

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